EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE
August 2, 2004
CONTACT: William Sanford
PHONE: (904) 265-5333

                        Interline Brands, Inc. Announces
                          Second Quarter 2004 Earnings


JACKSONVILLE, FLA. - Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record sales of $185.4 million for the fiscal quarter ending June 25, 2004, a 16.1% increase over sales of $159.7 million in the comparable 2003 period. Revenue increased primarily as a result of new sales and marketing initiatives, improving conditions in the Company's core facilities maintenance and professional contractor markets, and the November 2003 acquisition of Florida Lighting, Inc. Operating income was $17.4 million and net income was $7.0 million for the second quarter of 2004, compared to $16.1 million operating income and a $5.4 million net loss during the comparable period in 2003.

Interline's President and Chief Executive Officer, Michael Grebe, commenting on the Company's performance, stated "We are pleased with our results for the quarter. We are achieving good returns on the investments we made in sales growth initiatives last year and are experiencing increased demand for our products."

Gross profit increased $10.4 million to $70.9 million in the second quarter of fiscal 2004, up from $60.5 million in the 2003 comparable period. As a percentage of sales, gross profit was 38.3% in the second quarter of 2004 compared to 37.9% in the second quarter of 2003. Beginning in the third quarter of 2003, the Company reclassified freight costs paid by its customers from selling, general and administrative ("SG&A") expenses to net sales in order to more properly reflect these amounts as earned revenue. Excluding this freight reclassification, gross profits as a percentage of sales for the second quarters of 2004 and 2003 were unchanged.

SG&A expenses increased by $8.7 million to $50.1 million in the second quarter of 2004 from $41.4 million in the comparable period for the prior year. Although the 2003 freight reclassification resulted in a $1.4 million increase to both net sales and SG&A expense, there was no effect on operating income during the 2004 second quarter. Excluding the effects of the freight reclassification and the Florida Lighting acquisition, SG&A expenses increased by $4.4 million, or 10.7%. This increase was primarily related to incremental delivery and selling expenses associated with increased sales volume and continued investment in sales and marketing initiatives.

For the six month period ended June 25, 2004, sales were $358.0 million, a $43.4 million or 13.8% increase over sales of $314.6 million for the comparable period ended June 27, 2003. The sales increase was attributable to the same factors impacting the second quarter of 2004. Excluding the effect of the third quarter 2003 freight reclassification and the Florida Lighting acquisition, revenue for the six month period increased 7.5% over the comparable 2003 period.

Gross profit increased 14.3%, or $17.1 million, to $136.7 million for the six months ended June 2004 from $119.6 million in the comparable 2003 period. As a percentage of sales, gross profit was 38.2% compared to 38.0% for the comparable period in 2003. Excluding the third quarter 2003 freight reclassification, the gross margin percent for the six months ended June 2004 was 37.7%, with gross margins being impacted by increased sales of lower margin commodity products such as copper tubing and PVC pipe.

SG&A expenses were $98.3 million for the six months ended 2004 compared to $83.0 million in the comparable prior year period, an increase of $15.3 million. Excluding the effect of the 2003 freight reclassification and the Florida Lighting acquisition, SG&A expenses increased by $6.9 million, or 8.4%, primarily as a result of incremental delivery and selling expenses associated with increased sales volume and continued investment in sales and marketing initiatives.


Interline Brands, Inc. will hold a conference call August 3, 2004 at 10:00 a.m. Eastern Standard Time to discuss its second quarter 2004 results. Michael Grebe, Chief Executive Officer, and William Sanford, Chief Operating Officer, will host the conference call and answer questions pertaining to the financial and operating results. Interested parties may listen to the call toll free by dialing 800-427-0638 or 706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by dialing 800-642-1687 or 706-645-9291 and referencing conference I.D. Number 8945520. This recording will expire on August 17, 2004.

Interline Brands, Inc. is a leading direct marketing and specialty distribution company with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, our failure to locate, acquire and integrate acquisition candidates, our dependence on key employees and other risks described in the Company's Annual Report on Form 10-K. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.

                                       ###

                    INTERLINE BRANDS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    AS OF JUNE 25, 2004 AND DECEMBER 26, 2003
                (In thousands, except share and per share data)

                                                                                 June 25,  December 26,
                                                                                  2004        2003
                                                                               ----------  ------------
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                               $   3,871    $   1,612
       Cash - restricted                                                           1,000        1,000
       Accounts receivable - trade (net of allowance for doubtful accounts
         of $6,482 and $6,316)                                                   104,023       83,684
       Accounts receivable - other                                                 9,286       12,932
       Inventory                                                                 133,919      119,301
       Prepaid expenses and other current assets                                   4,119        4,260
       Deferred income taxes                                                       9,178       10,318
                                                                               ---------    ---------
                Total current assets                                             265,396      233,107

PROPERTY AND EQUIPMENT, net                                                       29,873       30,605

GOODWILL                                                                         202,534      202,227

OTHER INTANGIBLE ASSETS, net                                                      87,927       90,632

OTHER ASSETS                                                                       8,898        8,711
                                                                               ---------    ---------
TOTAL ASSETS                                                                   $ 594,628    $ 565,282
                                                                               =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
       Revolver                                                                $   4,500    $      --
       Current portion of long-term debt                                           7,000        7,000
       Accounts payable                                                           61,484       43,180
       Accrued expenses and other current liabilities                             20,874       19,623
       Current portion of interest rate swaps                                      3,229            0
       Accrued interest payable                                                    5,469        5,803
       Accrued merger expenses                                                     4,556        4,739
       Income taxes payable                                                          742           --
                                                                               ---------    ---------
                Total current liabilities                                        107,854       80,345

DEFERRED INCOME TAXES                                                             25,697       22,543
INTEREST RATE SWAPS                                                                4,867       12,793
LONG-TERM DEBT, NET OF CURRENT PORTION                                           331,025      334,525
                                                                               ---------    ---------
TOTAL LIABILITIES                                                                469,443      450,206
                                                                               ---------    ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares
  authorized; 23,600,014 shares issued and outstanding; at liquidation value     406,596      379,612
                                                                               ---------    ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
       Common stock, no par value, 7,500,000 shares authorized; 5,399,736
          and 5,334,546 shares issued and outstanding                              1,994        1,994
       Accumulated deficit                                                      (282,324)    (265,548)
       Stockholder loans                                                          (1,551)      (1,545)
       Accumulated other comprehensive income                                        470          563
                                                                               ---------    ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                         (281,411)    (264,536)
                                                                               ---------    ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                       $ 594,628    $ 565,282
                                                                               =========    =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
        THREE MONTHS AND SIX MONTHS ENDED JUNE 25, 2004 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Three Months Ended                Six Months Ended
                                                   June 25, 2004    June 27, 2003    June 25, 2004    June 27, 2003
                                                   -------------    -------------    --------------   -------------
NET SALES                                          $     185,379    $     159,686    $     357,983    $     314,550
COST OF SALES                                            114,434           99,228          221,315          194,933
                                                   -------------    -------------    --------------   -------------
    Gross profit                                          70,945           60,458          136,668          119,617
                                                   -------------    -------------    --------------   -------------
OPERATING EXPENSES :
    Selling, general and administrative expenses          50,081           41,433           98,338           82,979
    Depreciation and amortization                          3,443            2,740            6,426            5,622
    Special costs and expenses                                --              167               --              378
                                                   -------------    -------------    --------------   -------------
       Total operating expense                            53,524           44,340          104,764           88,979
                                                   -------------    -------------    --------------   -------------
OPERATING INCOME                                          17,421           16,118           31,904           30,638
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                3,594              362            4,698            1,083
LOSS ON EXTINGUISHMENT OF DEBT                                --          (14,893)              --          (14,893)
INTEREST EXPENSE                                         (10,100)         (10,190)         (20,294)         (19,828)
INTEREST INCOME                                               25               44               33               80
OTHER INCOME (EXPENSE)                                        45               (8)             181               (8)
                                                   -------------    -------------    --------------   -------------
    Income (loss) before income taxes                     10,985           (8,567)          16,522           (2,928)
PROVISION (BENEFIT) FOR INCOME TAXES                       4,028           (3,141)           6,314             (998)
                                                   -------------    -------------    --------------   -------------
NET INCOME (LOSS)                                          6,957           (5,426)          10,208           (1,930)
PREFERRED STOCK DIVIDENDS                                (13,723)         (11,964)         (26,984)         (23,525)
                                                   -------------    -------------    --------------   -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS         $      (6,766)   $     (17,390)   $     (16,776)   $     (25,455)
                                                   =============    =============    ==============   =============
LOSS PER COMMON SHARE - BASIC                      $       (1.25)   $       (3.23)   $       (3.11)   $       (4.73)
                                                   =============    =============    ==============   =============
LOSS PER COMMON SHARE - DILUTED                    $       (1.25)   $       (3.23)   $       (3.11)   $       (4.73)
                                                   =============    =============    ==============   =============



SUPPLEMENTAL DISCLOSURE
Adjusted EBITDA:
    Net income                                     $       6,957    $      (5,426)   $      10,208    $      (1,930)
    Interest expense                                      10,100           10,190           20,294           19,828
    Interest income                                          (25)             (44)             (33)             (80)
    Change in fair value of interest rate swaps           (3,594)            (362)          (4,698)          (1,083)
    Loss on extinguishment of debt                                         14,893                            14,893
    Provision (benefit) for income taxes                   4,028           (3,141)           6,314             (998)
    Depreciation and amortization                          3,443            2,740            6,426            5,622
                                                   -------------    -------------    --------------   -------------
    Adjusted EBITDA                                $      20,909    $      18,850    $      38,511    $      36,252
                                                   =============    =============    ==============   =============


Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs.
Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

                     INTERLINE BRANDS, INC AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                SIX MONTHS ENDED JUNE 25, 2004 AND JUNE 27, 2003
                                 (In thousands)

                                                                             Six Months Ended
                                                                       June 25, 2004    June 27, 2003
                                                                       -------------    -------------
OPERATING ACTIVITIES :
Net income                                                             $      10,208    $      (1,930)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization                                                  6,426            5,622
Amortization and write-off of debt issuance costs                                957            7,434
Accretion and write-off of discount on 16% senior subordinated notes              --            4,410
Redemption premium on 16% notes                                                   --            3,879
Change in fair value of interest rate swaps                                   (4,697)          (1,083)
Loss on disposal of property and equipment                                        --                3
Interest income on stockholder notes                                              (6)             (52)
Deferred income taxes                                                          4,294           (1,569)
16% senior subordinated notes issued for interest due                             --            1,674
Changes in assets and liabilities, net of effects of acquisition:
Cash - restricted                                                                 --              329
Accounts receivable - trade                                                  (20,339)          (6,430)
Accounts receivable - other                                                    3,646            4,759
Inventory                                                                    (14,618)          17,908
Prepaid expenses and other current assets                                        141           (2,060)
Other assets                                                                    (100)            (368)
Accrued interest payable                                                        (334)            (356)
Accounts payable                                                              18,304           (9,743)
Accrued expenses and other current liabilities                                 1,369             (777)
Accrued merger expenses                                                         (183)            (806)
Income taxes payable                                                             742               --
                                                                       -------------    -------------
Net cash provided by operating activities                                      5,810           20,844
                                                                       -------------    -------------
INVESTING ACTIVITIES :
Purchase of property and equipment                                            (3,692)          (2,559)
Purchase of businesses, net of cash acquired                                    (459)          (3,787)
                                                                       -------------    -------------
Net cash used in investing activities                                         (4,151)          (6,346)
                                                                       -------------    -------------
FINANCING ACTIVITIES :
Increase (decrease) in revolver and swingline, net                             4,500          (18,500)
Repayment of debt                                                             (3,500)        (317,487)
Proceeds from refinancing transactions                                            --          340,000
Payment of debt issuance and offering costs                                     (307)         (11,763)
                                                                       -------------    -------------
Net cash provided by (used in) financing activities                              693           (7,750)
                                                                       -------------    -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     (93)             689
                                                                       -------------    -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      2,259            7,437
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 1,612            5,557
                                                                       -------------    -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                               $       3,871    $      12,994
                                                                       =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for :
Interest, net                                                          $      19,444    $      17,523
                                                                       =============    =============
Income taxes (net of refunds)                                          $         424    $       1,228
                                                                       =============    =============
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Dividends on preferred stock                                     $      26,984    $     23,525
                                                                       =============    =============
      Note issued for purchase of investment                           $          --    $       3,275
                                                                       =============    =============